Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Arsanis, Inc. of our report dated March 9, 2018, relating to the consolidated financial statements, which appears in Arsanis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 9, 2018